EXHIBIT 5.1


                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                                 August 11, 2008


People's Liberation, Inc.
150 West Jefferson Boulevard
Los Angeles, California 90007


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by People's Liberation, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,000,000 shares of common stock (the "Shares") of the Company issuable pursuant to the Company's 2005 Stock Incentive Plan, as amended (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, and receipt by the Company of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                       Respectfully submitted,

                                       /s/ Stubbs Alderton & Markiles, LLP
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                                       STUBBS ALDERTON & MARKILES, LLP